Exhibit 99.2

DarioHealth to Host Investor Webinar on Navigating Emerging Digital Health Trends for Strategic Growth in 2022

Webinar to be held Wednesday, January 19th at 8am ET

NEW YORK, January 18, 2022 – DarioHealth Corp. (Nasdaq: DRIO) a leader in the global digital therapeutics (DTx) market, today announced that it will host an investor webinar on navigating the emerging digital health trends in 2022 on Wednesday, January 19th at 8am ET.

Join DarioHealth’s management and two renowned industry experts from Rock Health and Mercer to better understand how strong tailwinds from the evolving digital health landscape are powering the Company’s strategic approach for 2022.

Sari Kaganoff, General Manager of Consulting at Rock Health, brings deep experience advising companies on digital health strategy and innovation, sharing emerging trends shaping the digital health landscape in 2022 and beyond.

David Kaplan, former head of Mercer’s healthcare practice, is a highly regarded healthcare innovator specializing in the commercialization of digital health solutions, offering key insights on industry trends shaping opportunities in the employer, provider, and payer markets.

Finally, Erez Raphael, DarioHealth’s Chief Executive Officer, and Rick Anderson, DarioHealth’s President and General Manager for North America, will provide a deep dive into the company’s digital therapeutics platform, including a demonstration of the seamless user experience at the heart of user adoption across its polychronic platform. They will summarize the company’s 2021 major accomplishments and preview the strategic roadmap propelling the company to category leadership and sales activity in 2022.

DarioHealth is transforming healthcare through its cloud-based Digital Therapeutics platform that delivers personalized care when and where patients need it for a range of health conditions. Our single platform connects services, devices and people at scale ensuring clinical and financial outcomes that positively impact tens of millions of lives and save billions of dollars.

To register for the event, please click here.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading global digital therapeutics company revolutionizing how people with chronic conditions manage their health. DarioHealth offers one of the most comprehensive digital therapeutics solutions on the market - covering multiple chronic conditions including diabetes, hypertension, weight management, musculoskeletal and behavioral health within one integrated technology platform.

Dario's next-generation, AI-powered, digital therapeutic platform supports more than just an individual's disease. Dario provides adaptive, personalized experiences that drive behavior change through evidence-based interventions, intuitive, clinically proven digital tools, high-quality software, and coaching to help individuals improve health and sustain meaningful outcomes.

Dario's unique user-centric approach to product design and engagement creates an unparalleled experience that is highly rated by users and delivers sustainable results.

The company's cross-functional team operates at the intersection of life sciences, behavioral science, and software technology and utilizes a performance-based approach to improve its users' health.

On the path to better health, Dario makes the right thing to do the easy thing to do. To learn more about DarioHealth and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses the expected timing of the new clients providing the Dario platform and solution to its users, that the agreements will contribute to 2022 revenue and the belief that employers are finding value in its integrated multi-condition suite in comparison to individual point solutions and that it looks forward to expanding its clients across the full suite this year. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact

Suzanne Bedell

VP Marketing

suzanne@dariohealth.com

+1-347-767-4220

Media Contact:

Josephine Galatioto

Josephine.Galatioto@russopartnersllc.com

+1-212-845-4262